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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the 1997 Equity Incentive Plan of Information Advantage, Inc. of our report dated February 20, 1998, with respect to the consolidated financial statements of IQ Software Corporation as of January 31, 1998 and for each of the two years in the period then ended, included in the Information Advantage, Inc. Annual Report (Form 10-K) for the year ended January 31, 1999.

                                    /s/ Ernst & Young LLP

May 20, 1999
Atlanta, Georgia